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EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Excalibur Industries, Inc.


We consent to the incorporation by reference in this Registration Statement of Excalibur Industries, Inc. (the "Company") on Form S-8, of our report dated August 30, 2001, on our audit of the financial statements of the Company as of June 30, 2001 and 2000, which report is included in the Company's Annual Report on Form 10-KSB (File No. 000-30291). We also consent to the use of our name as it appears under the caption "Experts."



                                                      /s/ SALIBELLO & BRODER LLP


New York, New York
June 10, 2002